EXHIBIT 12.3

                                                                          5/2000

                         PROFESSIONAL SERVICES APPENDIX

Except as specifically provided herein or in the Professional Services Dear Associate letter and current Professional Services Price Bulletin incorporated herein by reference, the terms of the Associate Agreement shall apply to the provision by NEC America, Inc. ('NECAM") of Professional Services to the Associate.

1.   PROFESSIONAL  SERVICES
     ----------------------

     NECAM will provide professional services to Associate in accordance with a Statement of Work in the form attached hereto as Exhibit A agreed to in writing by the parties. NECAM reserves the right, in its sole discretion, to accept or reject any proposals for professional services made by Associate.

     The term "NECAM" includes any employees or contractors retained by NECAM to complete its obligations under such Statement of Work. The term "Professional Services" refers to those services as more specifically described in the Dear Associate letter, as may be amended or supplemented in advance in accordance with the Notice provisions of the Associate Agreement.

2.   PERFORMANCE  AND  ACCEPTANCE  OF  PROFESSIONAL  SERVICES
     --------------------------------------------------------

     Professional Services will be performed solely by NECAM or its approved subcontractors. The manner, means and methods used by NECAM to perform the Professional Services lie within the sole discretion and control of NECAM.

     Upon completion of the work set forth in the agreed upon Statement of Work, NECAM shall submit to Associate a Certificate of Completion in the form attached hereto as Exhibit B. Within two days of receipt of such Certificate of Completion, Associate shall countersign such Certificate indicating its acceptance of the Work or shall submit to NECAM written notice of specific objections thereto. Failure of Associate to submit such written objections within two days shall constitute acceptance of the completion of the services.

3.   COMPENSATION  AND  PAYMENT
     --------------------------

     In consideration of the performance by NECAM of the Professional Services set forth in an agreed upon Statement of Work, Associate shall pay NECAM the amount set forth on the then current NEC Professional Services Price Bulletin or the customized quotation issued by NECAM as may be applicable. NECAM reserves the right to require a deposit, advanced payment, progress payments, or other assurances of payment as it deems necessary or appropriate.

                                                                          5/2000

4.   EXPENSES
     --------

     Associate will be responsible for travel, economy class air or other transportation, communications and other out-of-pocket expenses which are reasonably necessary to provide Professional Services under this Agreement. Except as may be specified in an agreed upon Statement of Work, NECAM will supply, at its sole expense, all equipment, tools, materials, and/or supplies to accomplish the work agreed to be performed.

5.   INDEPENDENT  CONTRACTOR
     -----------------------

     NECAM is an independent contractor. Neither NECAM nor any employees or subcontractors of NECAM who provide consulting services under this Agreement are agents or "employees" of Associate for any purpose, including but not limited to purposes of Social Security (FICA) taxes, unemployment insurance taxes, Worker's Compensation benefits, health insurance, or any other benefits which typically accompany an Employer-Employee relationship. The Company will not be liable for withholding any amounts from Consultant's employees' gross compensation, nor will the Company provide any of the above-mentioned benefits to any of the employees of Consultant. Consultant will be solely responsible for withholding payment of all such taxes, if applicable, and for the provision of any such benefits, if desired, to the employees of Consultant, by independent means. Except as specifically authorized in writing, neither Consultant nor any of its employees will have any authority, implied or otherwise, to execute any contract or other agreement on behalf of the Company, or to make any representation, commitment, or undertaking on behalf of the Company or any of its affiliates.

6.   OWNERSHIP  RIGHTS
     -----------------

     Any and all written materials including memoranda, notes, records and compilations of information prepared by or for NECAM in performance of the Professional Services will belong to NECAM.

     Associate hereby grants to NECAM, and NECAM hereby accepts, the entire right, title, and interest in and to any work product resulting from NECAM's performance of Professional Services (whether or not such work product is considered a work-for-hire under the copyright laws of the United States) and to any computer or software programs which might be developed by NECAM pursuant to the terms of this Agreement, and all portions of such programs, including all proprietary rights therein or based thereon, with the right to grant licenses and sublicenses to any party, without accounting to Associate or any of its employees or end-user customers, under such programs and all portions thereof. Associate shall ensure that its agreements with its employees and end-user customers are consistent with this provision and shall defend and indemnify NECAM against any claims by any of Associate's employees or customers asserting any right, title or interest in and to any such work product.

7.   WARRANTY
     --------

     For a period of thirty days following acceptance of the work, NECAM warrants that the Professional Services were performed in accordance with the agreed upon statement of work. NECAM's liability for any error or omission in the performance of the Professional Services during such warranty period is limited

                                                                          5/2000

     to (1) correction or completion of the work; or (2) issuance of a pro rata credit. NECAM shall select which of the above warranty remedies to utilize concerning any warranty claim. In the event that Associate makes any claim under the Professional Services warranty, Associate shall notify NECAM promptly in writing of any such claims, and provide NECAM with an opportunity to inspect and test any affected Products or system. The above warranty excludes coverage for affected Products or systems which were installed, repaired or maintained by an unauthorized service provider or which were subjected to misuse, abuse, improper installation or application, improper maintenance or repair, alteration, accident or negligence in use, improper temperature, humidity or other environmental condition (including, but not limited to, lightning or water damage), storage, transportation or handling, unless caused by NECAM or its authorized representative.

8.   LIMITATION  OF  LIABILITY
     -------------------------

     IN NO EVENT SHALL NECAM BE LIABLE FOR CONSEQUENTIAL, SPECIAL, INCIDENTAL OR SIMILAR DAMAGES, SUCH AS (BUT NOT LIMITED TO) "DOWNTIME", EXCESS COSTS OR LOST BUSINESS REVENUES RESULTING FROM NECAM'S PERFORMANCE OF PROFESSIONAL SERVICES, ITS BREACH OF ANY OF THE PROVISIONS OF THIS APPENDIX, ITS TORTIOUS CONDUCT IN OR RELATED TO THE PERFORMANCE OF ITS OBLIGATIONS HEREUNDER, A PRODUCT OR SYSTEM MALFUNCTION OR FROM UNAUTHORIZED OR IMPROPER USE OF PRODUCTS OR SYSTEMS INCLUDING BUT NOT LIMITED TO TOLL FRAUD OR COMPUTER VIRUSES. NECAM's liability for any errors or omissions in the performance of Professional Services shall be limited to performing one of the remedies under the warranty set forth above. NECAM and ASSOCIATE hereby agree that if such limitation is declared invalid by a court of competent jurisdiction, then NECAM's liability shall be limited solely to a U. S. dollar amount equal to the price paid by Associate for the Professional Services provided by NECAM. These remedies shall be exclusive and shall be the ASSOCIATE's sole remedies against NECAM or any of its affiliates or subcontractors for claims arising from or relating to the provision of Professional Services.

9.   ASSOCIATE'S  RESPONSIBILITIES
     -----------------------------

     Associate shall obtain, at its expense if any, all federal, state, and local permits and licenses required for the performance of the Professional Services. In addition, as NECAM shall not provide Professional Services using union labor or paying wages equivalent to union pay scales, Associate shall be fully responsible for ensuring that its utilization of Professional Services does not violate (1) any contractual obligations it may have relating to the use of union workers or union pay scales or (2) any other legal obligations under applicable labor laws or contracts.